UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):  November 12, 2013

Z TRIM HOLDINGS, INC.
________________________________________________________________________

(Exact name of registrant as specified in its charter)

Illinois                                            001-32134                                                                36-4197173
(State or other jurisdictionof incorporation)                                                    (Commission File Number)                 (I.R.S. Employer Identification No.)

1011 Campus Drive, Mundelein, Illinois                                                                                                60060
(Address of principal executive offices)                                                                                                       (Zip Code)

Registrant’s telephone number, including area code:  (847) 549-6002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 18, 2013, Z Trim Holdings, Inc., an Illinois corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several investors (the “Investors”) relating to the sale and issuance by the Company to the Investors of an aggregate of 1,866,667 shares of its common stock, par value $0.00005 per share (the “Common Stock”), at a price per share of $0.75 (the “Offered Shares”), together with a five year warrant to purchase three-quarters (3/4) of a share of Common Stock for every share purchased in the offering (the “Offering”), at an exercise price of $1.00 per full share (each, a “Warrant,” and collectively, the “Warrants”).  The net proceeds to the Company from the Offering, after deducting the fees of Maxim Group LLC (the “Placement Agent”) and Offering expenses, were approximately $1.1 million.

The Company registered the Shares and the Warrants, including the Common Stock underlying the Warrants, pursuant to a registration statement on Form S-1 (File No. 333-186577) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on November 12, 2013.  The Offering closed on November 18, 2013.

The Securities Purchase Agreement contains provisions that restrict the Company from issuing, except in certain cases, any Common Stock or Common Stock equivalents in the first 90 days following the closing of the Offering.

The Warrants are exercisable until the fifth anniversary of the date of issuance.  The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice accompanied by payment of the exercise price. Under the terms of the Warrants, warrant holders will also receive consideration in the event of certain pro rata issuances or sales or distributions to the holders of Common Stock. The Warrants also contain cashless exercise and full-ratchet anti-dilution provisions.

In connection with the Offering, the Company also entered into a Placement Agency Agreement with the Placement Agent, dated as of November 12, 2013, pursuant to which the Company paid the Placement Agent a cash fee equal to 6.6% of the gross proceeds of the Offering, as well as $26,000 to reimburse the Placement Agent for its expenses in the Offering.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement, the form of Warrant and the Placement Agency Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

See also Item 8.01 below.

Item 8.01                      Other Events.

On November 13, 2013, the Company issued a press release announcing the pricing of the Offering; a copy of the press release is attached as Exhibit 99.1 hereto.

On November 18, 2013, the Company issued a press release announcing the closing of the Offering; a copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

4.1	Securities Purchase Agreement, dated as of November 18, 2013, between Z Trim Holdings, Inc. and the purchasers named on the signature pages thereto.

4.2	Form of Warrant.

10.1	Placement Agency Agreement, dated November 12, 2013, between Z Trim Holdings, Inc. and Maxim Group LLC, as placement agent.

99.1	Press Release of Z Trim Holdings, Inc., dated November 13, 2013.

99.2	Press Release of Z Trim Holdings, Inc., dated November 18, 2013.

*     *     *     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 18, 2013                                                                Z TRIM HOLDINGS, INC.

(Registrant)

By:           /s/ Steven J. Cohen
Stephen J. Cohen
President and Chief Executive Officer

Exhibit Index

Exhibit No.                      Description
4.1	Securities Purchase Agreement, dated as of November 18, 2013, between Z Trim Holdings, Inc. and the purchasers named on the signature pages thereto.

4.2	Form of Warrant.

10.1	Placement Agency Agreement, dated November 12, 2013, between Z Trim Holdings, Inc. and Maxim Group LLC, as placement agent.

99.1	Press Release of Z Trim Holdings, Inc., dated November 13, 2013.

99.2	Press Release of Z Trim Holdings, Inc., dated November 18, 2013.